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                                                                   EXHIBIT 99.6








                                OPTION AGREEMENT



                                  BY AND AMONG



                         MARK WATTLES ENTERPRISES, LLC,



                                WILLIAM J. PEARSE


                                       AND



                                BARBARA A. PEARSE



                          Dated as of January 11, 2005



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                                OPTION AGREEMENT

                  This OPTION AGREEMENT, entered into as of January 11, 2005 (the "Agreement") by and among William J. Pearse and Barbara A. Pearse (collectively, the "Stockholders") and Mark Wattles Enterprises, LLC, a Delaware limited liability company (the "Investor"),

                                   WITNESSETH:

                  WHEREAS, as of the date hereof, William J. Pearse is the sole record holder and beneficial owner of 11,334 shares of common stock, par value $.01 per share ("Common Stock"), of Ultimate Electronics, Inc. (the "Company");

                  WHEREAS, as of the date hereof, William J. Pearse and Barbara
A. Pearse are the joint record holders and beneficial owners of 1,792,990 shares of Common Stock (together with the shares held solely by William J. Pearse, the "Shares");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, each Stockholder is entering into a Voting Agreement (the "Voting Agreement") with the Investor, pursuant to which the Stockholders have agreed to vote the Shares in accordance with the instructions received from the Investor from time to time; and

                  WHEREAS, the Stockholders are willing to grant an option to the Investor to acquire all or any part of the Shares;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Grant of Option. Upon the terms and subject to the conditions set forth in this Agreement, each of the Stockholders hereby grants to the Investor an option (the "Option") to purchase the Shares set forth opposite the name of such Stockholder on Exhibit A hereto, or any securities or property of any kind or character received or receivable in respect of such Shares in connection with the Bankruptcy Proceedings (as hereinafter defined) in exchange for the Exercise Price (as hereinafter defined), which Option shall be exercisable at any time during the Exercise Period (as hereinafter defined).




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                  SECTION 2. Exercise of Option.

                  (a) The Option shall be exercisable during the period (the "Exercise Period") commencing fourteen calendar days after the filing by or against the Company of a petition under Chapter 11 or any other applicable section or chapter of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), and ending on the earlier of (i) two years after the commencement of the Exercise Period or (ii) the effective date of any plan or reorganization approved by the bankruptcy court in any bankruptcy proceedings (the "Bankruptcy Proceedings") commenced by or against the Company under Chapter 11 or any other applicable section or chapter of the Bankruptcy Code. The Option shall expire and be of no further effect if the Exercise Period has not commenced prior to or on April 10, 2005.

                  (b) The Option may be exercised by the Investor with respect to any Stockholder and any portion of the Shares at any time or from time to time (subject to paragraph (c) below) during the Exercise Period by delivering a written notice (the "Exercise Notice") to such Stockholder, which notice shall state that the Investor irrevocably elects to exercise the Option with respect to the Shares identified in such notice and pay the Exercise Price therefor. As used herein, the term "Exercise Price" means $0.65 per Share; provided, however, that if on the date the Exercise Notice is delivered by the Investor to a Stockholder the Common Stock is traded on the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulliten Board, any national securities exchange or any other nationally recognized trading market, such term shall mean the lower of
(i) $0.65 per Share or (ii) the average of the per share last sale prices of the Common Stock on the five most recent trading days prior to such date.

                  (c) The Option may not be exercised by the Investor on more than two separate occasions. If any time the Option is exercised by the Investor in part, the Investor will exercise the Option with respect to the Option Shares held by the Stockholders on a pro rata basis, in proportion to the number of shares set forth opposite their names on Exhibit A hereto.

                  SECTION 3. Closing. The closing of any exercise of the Option pursuant to this Agreement (a "Closing") shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., Dallas, Texas time, on the second business day following the delivery of the Exercise Notice by the Investor pursuant to Section 2(b), or on such other date as shall have been mutually agreed by the parties. At any Closing, (i) the Investor shall make payment to the applicable Stockholder of the aggregate Exercise Price for the Shares being purchased upon the exercise of the Option by wire transfer of immediately available funds and (ii) such Stockholder shall deliver to the Investor a stock certificate or certificates representing the aggregate number of Shares being purchased by the Investor, together with duly executed blank stock powers, in each case in proper form to transfer the Shares to the Investor.

                  SECTION 4. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to the Investor as follows:



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                  (a) Enforceability. Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of each such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  (b) No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (A) conflict with, or result in any violation of, any United States or foreign Law (as hereinafter defined) applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected or (B) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any liens in or upon any of the properties or assets of such Stockholder, pursuant to any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublease, easement, covenant, condition, restriction, contract, instrument, permit, concession, franchise license or other instrument or obligation. As used herein, the term "Law" means any statute, law (including common law), ordinance, rule or regulation.

                  (c) Consents, Approvals, Etc. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any governmental authority or body is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement, except the filing with the Securities and Exchange Commission (the "SEC") of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby.

                  (d) Absence of Litigation. As of the date of this Agreement, there is no suit, action or proceeding ("Proceeding") pending or, to the knowledge of such Stockholder, threatened against such Stockholder, or any property or asset of such Stockholder, before any governmental authority or body that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

                  (e) The Shares. Such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) of, and has good and marketable title to Shares shown as owned by such Stockholder on Schedule A hereto, free and clear of any and all liens, claims and encumbrances. Such Stockholder has the sole right to Transfer (as defined in the Voting Agreement) the Shares shown as owned by such Stockholder on Schedule A hereto, and such Stockholder is not subject to any agreements, understandings, arrangements or restrictions which prohibit or restrict the Transfer of the Shares to the Investor upon the exercise of the Option. Upon the exercise of the Option by the Investor






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with respect to the Shares shown as owned by such Stockholder on Schedule A in accordance with the terms of this Agreement, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, claims and encumbrances.

                  SECTION 5. Representations and Warranties of the Investor. The Investor represents and warrants to each Stockholder as follows:

                  (a) Enforceability. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

                  (b) No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement shall not conflict with, or result in any violation of, any United States or foreign Law applicable to the Investor or by which any property or asset of the Investor is bound or affected.

                  (c) Consents, Approvals, Etc. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any governmental authority or body is required by or with respect to the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated by this Agreement, except the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

                  (d) Securities Act. If the Investor exercises the Option, the Investor will acquire the Option Shares for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). The Investor acknowledges that any Option Shares to be acquired by it upon the exercise of the Option will not be registered under the Securities Act or any applicable state securities law, and that such Option Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable. The Investor is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the economic risks associated with any investment to be made by it in the Option Shares. In addition, the Investor acknowledges that it is entering into this Agreement and the Voting Agreement based on publicly available information and information provided by the Company, and the Investor is not relying on any statements made or information provided by the Stockholders other than the representations and warranties contained in this Agreement. For avoidance of doubt and notwithstanding any other provision of this agreement, the Investor acknowledges that the Stockholders have not made and do not make any representation or warranty to the Investor regarding or the Company, its results of operations, financial condition, liquidity or prospects.

                  SECTION 6. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail





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(return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as either party shall have furnished to the other in accordance with the terms of this Section 6):

                  if to the Investor:

                  Mark Wattles Enterpises, LLC
                  7945 W. Sahara #205
                  Las Vegas, Nevada 89114
                  Facs.: (702) 341-1603

                  with copies to:

                  Baker & Botts L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Facs.: (214) 953-6503
                  Attention: Geoffrey L. Newton

                  if to the Stockholders:

                  William and Barbara Pearse
                  9779 East Madera
                  Scottsdale, Arizona  85262

                  with copies to:

                  Baker & Hostetler LLP
                  303 East 17th Avenue
                  Suite 1100
                  Denver, Colorado 80203
                  Attention:  John B. Moorhead

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 6 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

                  SECTION 7. Further Assurances. Each of the Stockholders and the Investor hereby covenant and agree to execute and deliver any additional documents reasonably necessary to complete the sale and transfer of all or any portion of the Shares with respect to which an Option is exercised and consummate the other transactions contemplated by this Agreement. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital






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structure of the Company affecting the capital stock of the Company, the number of Option Shares and the Exercise Price shall be adjusted appropriately, and the parties shall execute and deliver such instruments as are necessary to evidence any such adjustment.

                  SECTION 8. Amendments. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same.

                  SECTION 9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties; provided, however, that the Investor shall be entitled to assign this Agreement to any Person controlled by Mark J. Wattles without the prior written consent of any other party. Any purported assignment in violation of this Section 9 shall be null and void. Subject to the preceding sentences of this Section 9, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns..

                  SECTION 10. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

                  SECTION 11. Severability. In the event any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provisions hereof, all of which shall remain in full force and effect.

                  SECTION 12. Interpretation. When a reference is made in this Agreement to a party or to a Section or Schedule, such reference shall be to a party to, or a Section of or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                  SECTION 13. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) is not intended to confer upon any Person other than the parties any rights or remedies hereunder.




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                  SECTION 14. Non-Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  SECTION 15. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.


                            [Signature page follows]


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                  IN WITNESS WHEREOF, each party hereto has signed this
Agreement, all as of the date first written above.


                                              THE INVESTOR:

                                              MARK WATTLES ENTERPRISES, LLC


                                              By:      /s/  Mark J. Wattles
                                                 -------------------------------
                                              Name:    Mark J. Wattles
                                                   -----------------------------
                                              Title:   President
                                                    ----------------------------


                                              THE STOCKHOLDERS:


                                              /s/  William J. Pearse
                                              ----------------------------------
                                              William J. Pearse


                                              /s/  Barbara A. Pearse
                                              ----------------------------------
                                              Barbara A. Pearse





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                                                                      SCHEDULE A

                                 SHARE OWNERSHIP

STOCKHOLDER NAME                                          NUMBER OF SHARES OWNED

William J. Pearse                                             11,334

William J. and Barbara A. Pearse, in joint tenancy            1,792,990